Exhibit 10.8

exchange agreement

This Exchange Agreement (this “Agreement”) is entered effective as of the 30th day of September, 2018 (the “Exchange Date”), by and between SEQLL INC., a Delaware Corporation (the “Company”) and ST. LAURENT INVESTMENTS, LLC (the “Exchanging Holder”).

Recitals:

WHEREAS, the Exchanging Holder is a payee under certain promissory notes issued by the Company set forth in the attached Schedule 1 (the “Notes”);

WHEREAS, the Company and the Exchanging Holder have agreed to exchange the outstanding principal amount of the Notes for the Company’s Series A-2 Preferred Stock (“A-2 Preferred Stock”) pursuant to the terms and subject to the conditions set forth herein (the “Note Exchange”);

WHEREAS, in connection with the Note Exchange, the Company shall issue a new promissory note to the Exchanging Holder for the accrued interest under the Notes as of the Exchange Date in the amount of $360,709.68 (the “New Note”);

WHEREAS, in connection with the Note Exchange, the Company shall issue a warrant to the Exchanging Holder, in lieu of the warrants associated with the Notes and as a replacement of the warrants thereof, equal to 6% of the principal amount of the Notes as of the Exchange Date exercisable at $1.68 per share, subject to all regulations and requirements of applicable jurisdictions (the “Warrant I”);

WHEREAS, the Company and the Exchanging Holder desire to effect the above-described Note Exchange and issuance of the New Note (the “Exchange”) on the terms and conditions set forth herein; and

WHEREAS, as an inducement to the Exchanging Holder to enter into the Exchange, the Company has agreed to issue the Exchanging Holder a warrant for 900,000 shares of the Company’s common stock pursuant to the terms and subject to the conditions set forth herein (the “Warrant II”);

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Note Exchange. Subject to the terms and conditions set forth in this Agreement, the Company and the Exchanging Holder hereby agree that the Notes shall automatically cancel and the security interests granted thereunder, together with all other rights and obligations arising thereunder, shall be cancelled and extinguished as of the close of business on the Exchange Date. In full and complete consideration for all of the outstanding principal amount of the Notes, the Company shall issue and deliver to the Exchanging Holder, and the Exchanging Holder will receive 1,866,071 shares of A-2 Preferred Stock.

2.           Subscription Documents. On or before the Exchange Date, the Exchanging Holder shall execute and deliver to the Company Series A-2 Preferred subscription documents attached hereto as Exhibit A (“Subscription Documents”).

3.           New Note. Subject to the terms and conditions set forth in this Agreement, the Company and the Exchanging Holder hereby agree that, on the Exchange Date, in lieu of cash payment of the accrued interest on the Notes as of the Exchange Date, the Company shall issue the New Note to the Exchanging Holder substantially in the form attached hereto as Exhibit B-1. The parties further Agree that in connection with the issuance of the New Note, the parties shall enter into a Security Agreement substantially in the form attached hereto as Exhibit B-2.

4.           Warrant. The parties hereby agree that as an inducement to the Exchanging Holder to enter into the Exchange, the Company shall issue the Exchanging Holder the Warrant I and Warrant II subject to the terms and conditions set forth therein and substantially in the form attached hereto as Exhibits C-1 and C-2 respectively.

5.           Representations of Exchanging Holder. The Exchanging Holder hereby represents and warrants as follows: (a) the Exchanging Holder has the authority to execute and deliver this Agreement and to fulfill the Exchanging Holder’s obligations hereunder; (b) the Exchanging Holder owns the Notes free and clear of any liens, pledges, encumbrances, security interests, or claims of any kind; (c) the Exchanging Holder has not assigned, sold, and/or transferred (for collateral or otherwise) all or any portion of the Notes or any rights or obligations related thereto, nor has entered into an agreement to do so and (d) the Notes set forth on Schedule 1 constitute all of the Notes held by the Exchanging Holder.

6.           Miscellaneous.

6.1           Further Assurances. The Exchanging Holder shall execute any other documents or take any other actions reasonably requested by the Company to fulfill the transactions described in and contemplated by this Agreement.

6.2           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

6.3           Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes and fully expresses the entire understanding and agreement between the parties with respect to the subject matter hereof, superseding all prior and contemporaneous understandings, agreements, negotiations, offers, and discussions, whether written or oral, of the parties with respect thereto, or with respect to any other conversion, restructuring, or exchange of the Notes.

6.4           Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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6.5           Counterparts; Electronic Copies. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It is anticipated that this Agreement may be executed, and the transactions contemplated by this Agreement may be closed and consummated, by the transmission of documents, signature pages of documents and funds by mail, delivery service, fax or other electronic transmission. An electronic copy of this Agreement and any signatures on any counterpart hereof shall be considered for all purposes as originals.

6.6           Amendments. This Agreement may be amended or modified and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company and the Exchanging Holder. Any amendment or waiver so effected shall be binding upon all of the parties and all of their respective successors, personal representatives, heirs, and permitted assigns.

6.7           Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Exchange Agreement to be effective as of the date first above written.

SEQLL INC.

By:	/s/ Dan Jones

Name:	Daniel Jones
Title:	Chief Executive Officer

Exchanging holder:

st. laurent INVESTMENTS, LLC

By:	/s/ William St. Laurent
Name:	William St. Laurent
Title:	Manager

[Signature Page to the Exchange Agreement]

Schedule 1

Payee	Principal Amount of the Note	Note Issue Date	Interest Rate	Accrued Interest as of September 30, 2018
St. Laurent Investments, LLC	100,000.00	3/6/2018	10%	$5,694.44
St. Laurent Investments, LLC	50,000.00	3/22/2018	10%	$2,625.00
St. Laurent Investments, LLC	50,000.00	4/3/2018	10%	$2,458.33
St. Laurent Investments, LLC	125,000.00	5/1/2018	10%	$5,208.33
St. Laurent Investments, LLC	70,000.00	5/16/2018	10%	$2,625.00
St. Laurent Investments, LLC	125,000.00	5/29/2018	10%	$4,270.83
St. Laurent Investments, LLC	80,000.00	6/12/2018	10%	$2,400.00
St. Laurent Investments, LLC	80,000.00	6/27/2018	10%	$2,066.67
St. Laurent Investments, LLC	90,000.00	7/10/2018	10%	$2,025.00
St. Laurent Investments, LLC	60,000.00	7/26/2018	10%	$1,083.33
St. Laurent Investments, LLC	100,000.00	9/5/2018	10%	$694.44
St. Laurent Investments, LLC	100,000.00	9/20/2018	10%	$277.78
Total	$1,030,000.00			$31,429.15

EXHIBIT A

Subscription Documents

eXHIBIT B-1

nEW nOTE

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eXHIBIT B-2

SECURITY AGREEMENT

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eXHIBIT C-1

wARRANT I

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eXHIBIT C-2

wARRANT II

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